Exhibit 99.2

Unaudited pro forma condensed combined financial data

On October 12, 2012, LIN Television Corporation (“LIN Television”) completed its acquisition (the “Acquisition”) of television stations in eight markets from affiliates and subsidiaries of New Vision Television, LLC (“New Vision”) for $334.9 million, subject to post-closing adjustments, and the assumption of $12.2 million of finance lease obligations.  Concurrent with the Acquisition, Vaughan Acquisition LLC (“Vaughan”), a third-party licensee, completed its acquisition of separately owned television stations in three markets for $4.6 million (the “Vaughan Transaction”) from PBC Broadcasting, LLC.   The unaudited pro forma condensed combined balance sheet is presented as if the acquisitions and related acquisition financing had occurred as of June 30, 2012.  The unaudited pro forma condensed combined statement of operations is presented as if the acquisitions and related acquisition financing had occurred on January 1, 2011.

The unaudited pro forma condensed combined financial statements were derived from our and NVT’s historical consolidated financial statements as adjusted for the acquisition and related financing.  Our audited historical financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2011 (“10-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2012.  Our unaudited interim financial statements for the six months ended June 30, 2012 are included in our Form 10-Q filed with the SEC on August 1, 2012.  NVT’s audited historical financial statements for the year ended December 31, 2011 and unaudited historical interim financial statements for the six months ended June 30, 2012 are included as Exhibit 99.1 to this Current Report on Form 8-K (“8-K”).  These pro forma financial statements should be read in conjunction with those financial statements.

The unaudited pro forma condensed combined financial data do not purport to represent what our results of operations, balance sheet data or financial information would have been if the acquisition had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(in thousands)

	Historical		Pro forma adjustments
	LIN Television	New Vision Television, LLC and Subsidiaries	Reclassification adjustments		Acquisition of assets of New Vision Television		Total financing arrangements		Pro forma combined

ASSETS
Current assets:
Cash and cash equivalents	$9,038	$11,237	$—		$(319,100	)(b),(c)	$307,863	(g)	$9,038
Accounts receivable, less allowance for doubtful accounts	94,685	25,516	—		(25,516	)(c)	—		94,685
Deferred income tax assets	6,435	—	—				—		6,435
Current portion of program broadcast rights	—	1,464	(1,464	)(a)					—
Other current assets	7,408	2,540	1,464	(a)	(2,540	)(c)	—		8,872
Total current assets	117,566	40,757	—		(347,156)		307,863		119,030
Property and equipment, net	146,075	49,282	—		18,459	(d)	—		213,816
Deferred financing costs	10,700	—	3,002	(a)	(3,002	)(c)	7,354	(g)	18,054
Goodwill	122,312	—	—		90,264	(d)	—		212,576
Broadcast licenses and other intangible assets, net	399,011	44,552	—		150,497	(d)	—		594,060
Other assets	43,505	4,199	(3,002	)(a)	(34,247	)(c)	—		10,455
Total assets	$839,169	$138,790	$—		$(125,185)		$315,217		$1,167,991

LIABILITIES AND DEFICIT
Current liabilities:
Current portion of long-term debt and finance lease obligations	$5,989	$3,187	$193	(a)	(3,187	)(c)	$920	(g)	$7,102
Current portion of finance lease obligations	—	193	(193	)(a)	—		—		—
Accounts payable	9,415	3,095	—		(3,095	)(c)	—		9,415
Accrued expenses	39,915	—	7,071	(a)	(7,071	)(c),(e)	—		39,915
Accrued payroll and vacation	—	2,061	(2,061	)(a)	—		—		—
Accrued interest	—	156	(156	)(a)	—		—		—
Program obligations	9,514	1,976	—		—		—		11,490
Other liabilities	—	4,854	(4,854	)(a)	—		—		—
Total current liabilities	64,833	15,522	—		(13,353)		920		67,922
Long-term debt and finance lease obligations, excluding current portion	585,535	72,712	—		(60,731	)(c)	318,272	(g)	915,788
Deferred income taxes, net	187,803	—	—		(745	)(e)	(1,590	)(g)	185,468
Program obligations	1,781	—	694	(a)	—		—		2,475
Other liabilities	51,059	1,318	(694	)(a)	—		—		51,683
Total liabilities	891,011	89,552	—		(74,829)		317,602		1,223,336

Commitments and Contingencies

Redeemable noncontrolling interest	3,293	—	—		—		—		3,293

Stockholder’s deficit
Common stock	—	—	—		—		—		—
Members’ equity	—	40,866			(40,866	)(f)			—
Investment in parent company’s stock, at cost	(17,098)	—	—		—		—		(17,098)
Additional paid-in capital	1,126,224	—	—		—		—		1,126,224
Accumulated (deficit) / retained earnings	(1,126,006)	8,372	—		(9,490	)(e),(f)	(2,385	)(g)	(1,129,509)
Accumulated other comprehensive loss	(38,255)	—			—		—		(38,255)
Total stockholder’s deficit	(55,135)	49,238	—		(50,356)		(2,385)		(58,638)
Total liabilities, redeemable noncontrolling interest and stockholder’s deficit	$839,169	$138,790	$—		$(125,185)		$315,217		$1,167,991

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2011

(in thousands)

	Historical		Reclassification Adjustments		Pro Forma Adjustments
	LIN Television	New Vision Television, LLC and Subsidiaries	New Vision Television, LLC and Subsidiaries		Acquisition of assets of New Vision Television		Total Financing Arrangements		Pro Forma Combined

Net revenues	$400,003	$114,532	$—		$(118	)(i)	$—		$514,417

Operating expenses:
Direct operating	130,618	51,828	(3,856	)(h)	—		—		178,590
Selling, general and administrative	103,770	36,407	(5,029	)(h)	—		—		135,148
Amortization of program rights	21,406	—	6,598	(h)	—		—		28,004
Corporate	26,481	—	8,168	(h)	—		—		34,649
Depreciation and amortization	26,246	16,107	(5,729	)(h)	4,519	(i)	—		41,143
Amortization of intangible assets	1,199	—	5,729	(h)	(277	)(i)	—		6,651
Restructuring	707	—	74	(h)	—		—		781
Syndicated programming barter expense	—	3,294	(3,294	)(h)	—
Trade expense	—	2,666	(2,666	)(h)	—
Acquisition expense	—	547	(547	)(h)	—
Loss from asset dispositions	472	—	552	(h)	—		—		1,024
Operating income (loss)	89,104	3,683	—		(4,360)		—		88,427

Other expense (income):
Interest expense, net	50,706	7,752	—		(6,812	)(j)	22,002	(l)	73,648
Share of loss in equity investments	4,957	—	—		—		—		4,957
Gain on derivative instruments	(1,960)	—	—		—		—		(1,960)
Loss on extinguishment of debt	1,694	2,690	—		—		—		4,384
Other expense, net	51	255	—		—		—		306
Total other expense (income), net	55,448	10,697	—		(6,812)		22,002		81,335
									—
Income (loss) before benefit from income taxes	33,656	(7,014)	—		2,452		(22,002)		7,092
Benefit from income taxes	(16,045)	—	—		(1,825	)(k)	(8,801	)(k)	(26,671)
Income (loss) from continuing operations	49,701	(7,014)	—		4,277		(13,201)		33,763
Basic income from continuing operations attributable to LIN TV Corp.	$0.89								$0.60
Diluted income from continuing operations attributable to LIN TV Corp.	$0.87								$0.59
Weighted-average number of common shares outstanding used in calculating basic income per common share	55,562								55,562
Weighted-average number of common shares outstanding used in calculating diluted income per common share	56,741								56,741

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2012

(in thousands)

	Historical		Reclassification adjustments		Pro forma adjustments
	LIN Television	New Vision Television, LLC and Subsidiaries	New Vision Television, LLC and Subsidiaries		Acquisition of assets of New Vision Television, LLC and Subsidiaries		Total financing arrangements		Pro forma combined

Net revenues	$224,216	$64,424	$—		$(59	)(i)	$—		$288,581

Operating expenses:
Direct operating	72,402	26,553	(1,060	)(h)	—		—		97,895
Selling, general and administrative	56,426	20,745	(6,048	)(h)	—		—		71,123
Amortization of program rights	10,600	—	3,169	(h)	—		—		13,769
Corporate	14,965	—	5,961	(h)	(3,938	)(m)	—		16,988
Depreciation and amortization	13,410	7,253	(1,176	)(h)	2,259	(i)	—		21,746
Amortization of intangible assets	955	—	1,176	(h)	925	(i)	—		3,056
Restructuring	—	—	87	(h)	—		—		87
Syndicated programming barter expense	—	1,616	(1,616	)(h)	—				—
Trade expense	—	1,034	(1,034	)(h)	—				—
Loss from asset dispositions	3	—	541	(h)	—		—		544
Operating income	55,455	7,223	—		695		—		63,373

Other expense (income):
Interest expense, net	19,636	3,261	—		(2,793	)(j)	11,665	(l)	31,769
Share of loss in equity investments	153	—	—		—		—		153
Loss on extinguishment of debt	2,099	—	—		—		—		2,099
Other expense, net	88	—	—		—		—		88
Total other expense (income), net	21,976	3,261	—		(2,793)		11,665		34,109

Income (loss) before (benefit from) provision for income taxes	33,479	3,962	—		3,488		(11,665)		29,264
Provision for (benefit from) income taxes	12,907	—	—		2,980	(k)	(4,666	)(k)	11,221
Income (loss) from continuing operations	20,572	3,962	—		508		(6,999)		18,043

Basic income from continuing operations attributable to LIN TV Corp.	$0.38								$0.33
Diluted income from continuing operations attributable to LIN TV Corp.	$0.37								$0.32
Weighted-average number of common shares outstanding used in calculating basic income per common share	55,680								55,680
Weighted-average number of common shares outstanding used in calculating diluted income per common share	56,959								56,959

Notes to unaudited pro forma condensed combined financial statements

Note 1—Basis of pro forma presentation

The unaudited pro forma condensed combined financial statements and explanatory notes give effect to the acquisition of television stations of NVT by us, the acquisition of television stations by Vaughan, the agreements for us to provide certain services to those separately owned television stations currently serviced by NVT pursuant to shared services agreements with Vaughan, and the related acquisition financing of such acquisitions. As a result of the shared services agreements with Vaughan and our guarantee of the Vaughan acquisition financing, in the pro forma condensed combined financial statements, Vaughan is treated as a VIE of which we are the primary beneficiary, and the pro forma condensed combined financial statements reflect the consolidation of Vaughan’s assets, liabilities, and results of operations into LIN Television.  The unaudited pro forma condensed combined balance sheet is presented as if the acquisitions had occurred as of June 30, 2012.  The unaudited pro forma condensed combined statement of operations is presented as if the acquisitions had occurred on January 1, 2011.

These acquisitions have been accounted for as business combinations. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill.

The preparation of unaudited pro forma condensed combined financial statements requires management to make estimates and assumptions that affect the amounts reported in the unaudited pro forma combined consolidated financial statements and the notes thereto. Estimates were applied herein to determine the applicable interest rate on the notes offered by LIN Television and the revolving borrowings under its senior secured credit facility, the valuation of goodwill, intangible assets and property, plant, and equipment, amortization of intangible assets, depreciation of tangible fixed assets, and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of LIN Television and NVT after giving effect to the acquisitions, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Acquisition was consummated as of January 1, 2011.

This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements and the historical consolidated financial statements and accompanying notes of LIN Television, included in our 10-K, and NVT included in Exhibit 99.1 to this 8-K.

Note 2—Purchase price allocation

The following table summarizes, as of June 30, 2012, the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in the Acquisition, after giving effect to the acquisitions (in thousands):

Current program rights assets	$1,464
Non-current program rights assets	450
Property and equipment	67,741
Broadcast licenses	162,074
Definite-lived intangible assets	32,975
Current portion of program obligations	(2,169)
Long-term liabilities	(1,318)
Long-term debt assumed	(11,981)
Fair value of identifiable net assets acquired	249,236
Goodwill	90,264
Total	$339,500

The amount allocated to definite-lived intangible assets represents the estimated fair values of favorable leases of $9.0 million, advertiser relationships of $8.7 million, retransmission consent agreements of $8.4 million, and other intangible assets of $6.9 million. These intangible assets will be amortized over the estimated remaining useful lives of 40 years for favorable leases, 10 years for advertiser relationships, 5 years for retransmission consent agreements, and a weighted average life of 6 years for other intangible assets.

The provisional purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the acquisitions could have a material impact on our depreciation and amortization expenses and future results of operations. Goodwill of $90.3 million primarily represents the benefits of synergies and economies of scale we expect to realize from the Acquisition. All of the goodwill is deductible for tax purposes.

Note 3—Pro forma adjustments

The unaudited pro forma condensed combined financial statements reflecting the acquisitions include adjustments attributed to the Acquisition, the Vaughan Transaction, the offering of LIN Television’s notes, the expected borrowings and use of amounts held in escrow to finance the Acquisition and Vaughan Transaction, which include $290.0 million gross proceeds of the notes, $24.6 million of assumed revolving borrowings under LIN Television’s senior secured credit facility, and a $4.6 million term loan borrowing by Vaughan. The unaudited pro forma condensed combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of the acquired television stations. The acquisitions include programming assets and obligations, FCC broadcast licenses, and property, plant, and equipment. The acquisitions exclude cash and cash equivalents, working capital items such as accounts receivable, prepaid expenses, accounts payable and accrued liabilities, assets and obligations related to NVT’s corporate operations and overhead, and obligations under NVT’s term loan facility. Accordingly, the unaudited pro forma condensed combined financial statements include adjustments to reverse the assets and liabilities of NVT that are not being acquired by us or Vaughan pursuant to the purchase agreement and the documents governing the Vaughan Transaction. The unaudited pro forma combined consolidated statements of operations do not include any costs that may result from acquisition and integration activities, do not include any adjustments to eliminate operating expenses associated with NVT’s corporate offices and related overhead, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to unaudited pro forma condensed combined balance sheet

The pro forma adjustments in the unaudited pro forma condensed combined balance sheet related to the acquisitions and the related acquisition financing as of June 30, 2012 are as follows:

(a)          Reclassifications have been made to the historical presentation of the NVT balance sheet to conform to the presentation used in our condensed combined balance sheet and the unaudited pro forma condensed combined financial information. The adjustments reclassify current portion of program broadcast rights, current portion of capital lease obligations, and accrued payroll and vacation to the line items in which they appear in the LIN Television balance sheet.

(b)         Reflects $339.5 million of cash that would have been paid had closing occurred on June 30, 2012, of which $33.5 million was paid from cash held in escrow.

(c)          Reflects the reversal of certain assets and liabilities of NVT not being purchased or assumed, pursuant to the terms of the Purchase Agreement, as described in further detail above.

(d)         Property, plant and equipment was adjusted by $18.5 million, and broadcast licenses and other intangible assets were adjusted by $150.5 million, to their estimated fair values as of the acquisition date, as reflected in the purchase price allocation in Note 2. The excess of the aggregate purchase price over the estimated fair values of the assets acquired and liabilities assumed resulted in the recognition of $90.3 million of goodwill.

(e)          Reflects $1.9 million accrual for estimated expenses to be incurred directly attributable to the Acquisition, and the related charge to accumulated deficit, net of tax benefit of $(0.7) million.

(f)            Reflects the elimination of the members’ equity accounts of NVT, and a $1.1 million charge, net of tax, to accumulated deficit for accrued transaction fees and expenses.

(g)         Reflects the acquisition financing including $290.0 million of gross proceeds of the notes offered by LIN Television, $24.6 million of revolving borrowings under our senior secured credit facility, and a $4.6 million term loan borrowing by Vaughan, and the current portion of the Vaughan term loan. The net proceeds from the acquisition financing are assumed to be approximately $281.4 million after deducting related fees and expenses. The related fees and expenses include $11.3 million in fees to creditors and third parties, of which $7.3 million relates to the notes offered by LIN Television, and is recorded as deferred financing costs, $4.0 million relates to committment fees for bridge financing, and is recorded as a charge to accumulated deficit net of tax benefit of $(1.6) million, and $0.1 million relates to debt issue costs of the Vaughan term loan borrowing.

Adjustments to unaudited pro forma condensed combined statements of operations

The pro forma adjustments in the unaudited pro forma condensed combined statement of operations related to the acquisitions, including the related acquisition financing as of January 1, 2011 are as follows:

(h)         Reclassifications have been made to the historical presentation of the NVT statements of operations to conform to the presentation used in our condensed combined statement of operations and the unaudited pro forma condensed combined financial information. The adjustments 1) reclassify corporate office expenses and acquisition related expenses from Selling, general, and administrative to the Corporate expense caption; 2) reclassify Amortization of program rights from Direct operating expenses to the Amortization of program rights caption; 3) reclassify Syndicated programming barter expense and Trade expense to Direct operating; and 4) reclassify restructuring charges from Selling, general and administrative to the Restructuring caption.

(i)             Reflects additional depreciation expense associated with the step up to fair value of property, plant and equipment, and an adjustment to amortization expense based on the estimated fair values of the identifiable intangible assets. Also reflects a reduction in revenue associated with the step up to fair value of certain lease agreements in which NVT is the lessor.

(j)             Reflects the reversal of interest expense associated with the New Vision Television term loan facility.

(k)          We applied an effective federal tax rate of 35%, and a blended state tax rate of 5%, net of federal benefit, for the full year ended December 31, 2011 and six months ended June 30, 2012, to the historical results of NVT, and to the pro forma adjustments.

(l)             Reflects the additional interest expense, including the amortization of additional deferred financing costs, related to $290.0 million of gross proceeds of the notes offered by LIN Television, $24.6 million of assumed revolving borrowings under our senior secured credit facility, and a $4.6 million term loan borrowing by Vaughan. Additional cash interest on the revolving credit facility and term loan is based on an assumed one-month LIBOR rate of 0.25% plus an applicable margin of 3.0%. The effect of a one-eighth percent variance in the interest rates on the annual incremental interest expense is $0.4 million.

(m)       Includes the reversal of certain acquisition-related costs reflected in the historical financial statements for the six-month period ended June 30, 2012 that are directly attributable to the Acquisition. The total of these costs related to the Acquisition for the six month period ended June 30, 2012 was $3.9 million.